UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2016

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

RPO Box 60610 Granville Park, Vancouver, BC  V6H 4B9 Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On April 27, 2017, by means of a majority written consent of shareholder in lieu of meeting (the “Consent”) executed by Paltar Petroleum Limited, the Board of Directors (the “Board”) of Nation Energy Inc. (“Nation”) was expanded from three (3) to seven (7) directors. At the time of the Consent, Paltar Petroleum Limited held a majority of the outstanding voting common stock of Nation. This action is permitted under the bylaws of Nation, the Articles of Incorporation of Nation, and the Wyoming Business Corporation Act.

                Also by means of the Consent, the shareholder elected four (4) new directors to the Board, to fill the vacant, newly created Board positions.  The newly elected directors are:

(1)    Michael J. Caetano;

(2)    Carmen J. Lotito;

(3)    Robert Buljevic; and

(4)    Robert Madzej.

The new directors have not yet been named to any committees of the Board. The committees, if any, to which any of the new directors may be named are currently unavailable.

Mr. Lotito and Nation’s subsidiary Nation Energy (Australia) Pty Ltd. currently have a compensation arrangement whereby Mr. Lotito provides operational and management services for $20,000 per month, on a month-to-month agreement.

Item 9.01  Financial Statements and Exhibits.

10.1    Management Services Agreement dated June 25, 2016, but effective July 22, 2015, between Nation Energy (Australia) Pty Ltd. and Carmen J. Lotito. (incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 30, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

 /s/  Carmen J. Lotito

By:  Carmen J. Lotito

        Vice President

Date:  May 15, 2017

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